United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 10, 2012

GeneLink, Inc.

 (Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

317 Wekiva Springs Road, #200, Longwood, FL 32779

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 558-4363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective February 10, 2012, pursuant to the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) dated October 13, 2011 between GeneLink, Inc. (“GeneLink”) and Capsalus Corp. (“Capsalus”), GeneLink sold 100% of the common stock of GeneWize Life Sciences, Inc. (“GeneWize”) to Capsalus.

Pursuant to the Stock Purchase Agreement, Capsalus paid GeneLink $500,000 and will pay GeneLink an additional earnout payment of between $1.5 million and $4.5 million, subject to the performance of GeneWize following the closing.

The description of the Stock Purchase Agreement does not purport to be complete and is qualified by reference to the Stock Purchase Agreement, which is attached as Exhibit 2.1 to GeneLink’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2011. A copy of the press release announcing the completion of the sale of GeneWize is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description
99.1	Press Release dated February 16, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)

By:	/s/ Bernard L. Kasten, Jr. M.D.
Bernard L. Kasten, Jr. M.D. Chief Executive Officer

Dated: February 16, 2012

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 16, 2012